FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HOUSEHOLD FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	36-1239445 (I.R.S. Employee Identification No.)
2700 Sanders Road
Prospect Heights, Illinois 60070
(Address of principal executive officers)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2)
please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6-3/4% Notes Due May 15, 2011	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant General Instruction A.9(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.
Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): NA

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act of 1933, or , if not registered, the reasons why not.

Registrant Household Finance Corporation
Date June 26, 2001_______________

By /s/ John W. Blenke___________
Item 1. Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of Debt Securities" in the Registrant's Form S-3 Registration Statement (Registration No. 333-33240), filed with the Securities and Exchange Commission on March 24, 2000, is incorporated herein by reference.

Item 2. Exhibits.

1. Restated Certificate of Incorporation of Household Finance Corporation, as amended (incorporated by reference to Exhibit 3(i) of our Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

2. Bylaws of Household Finance Corporation (incorporated by reference to Exhibit 3(b) of our Annual Report on Form 10-K for the fiscal year ending December 31, 1992).

3. Form of the Registrant's 6-3/4% Note due May 15, 2011.

4. Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992. (Incorporated herein by reference from Exhibit 4(b) to HFC's Registration Statement on Form S-3 (No. 33-48854)).

5. Indenture for Senior Debt Securities dated as of November 1, 1994 between HFC and The Bank of New York, successor in interest to NationsBank of Tennessee, as Trustee. (Incorporated herein by reference from Exhibit 4(e) to HFC's Registration Statement on Form S-3 (No. 33-64175)).